                                                                   EXHIBIT 23.1




February 14, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated January 13, 2003 on our review of interim financial information of Toyota Motor Credit Corporation (the "Company") as of and for the period ended December 31, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-84692 and 333-74872).

Yours very truly,



/S/ PRICEWATERHOUSECOOPERS LLP